                                                                      EXHIBIT 15

UNAUDITED INTERIM FINANCIAL INFORMATION LETTER




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated January 18, 2000 on our reviews of interim condensed consolidated financial information of Digi International Inc. and subsidiaries (the Company) for the three month periods ended December 31, 1999 and 1998, and included in the Company's Form 10-Q for the quarter ended December 31, 1999, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-32956, 33-38898, 333-99, 333-1821, 333-23857
and 333-57869).



PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
February 11, 2000